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                                                                     EXHIBIT 4.5



         FIRST SUPPLEMENTAL INDENTURE, dated as of July 30, 1996, among LAMAR ADVERTISING COMPANY a corporation duly organized and existing under the laws of the State of Delaware (herein, with its successors and assigns, called the "Company"), having its principal office at 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808, each of the Subsidiary Guarantors (as defined in the Original Indenture, as hereinafter defined) and STATE STREET BANK AND TRUST COMPANY, a banking corporation duly organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 225 Franklin Street, Boston, Massachusetts (herein called the "Trustee").

         The Company has heretofore executed and delivered to the Trustee an Indenture (hereinafter called the "Original Indenture" and as such Original Indenture is amended by this First Supplemental Indenture and as it may be amended hereafter by other supplemental indentures, the "Indenture") dated as of May 15, 1993, providing for the issuance of $100,000,000 in principal amount of 11% Senior Secured Notes due May 15, 2003 (the "Notes").

         Section 902 of the Original Indenture provides, among other things, that the Company, the Subsidiary Guarantors and the Trustee may enter into indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof (with exceptions not applicable hereto) with the written consent of the holders of not less than a majority in principal amount of the Outstanding Securities (as defined therein).





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         NOW, THEREFORE, in consideration of mutual agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee hereby agree as follows:

1.       SECTION 1009.    Limitation on Company Indebtedness.

                 Clauses (i) and (iii) of Section 1009 of the Indenture are amended as follows and the remaining portions of Section 1009 shall remain unchanged:

                 (i) Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $20,000,000 under (1) any Permitted Working Capital Facility, (2) any term loan facility under the Bank Credit Agreement or (3) any combination of the foregoing, excluding from such outstanding Indebtedness any outstanding Indebtedness Incurred pursuant to the first paragraph of this Section 1009 and designated as such by the Company to the Trustee at the time of such Incurrence or at any time thereafter (whether or not such Indebtedness could at such later time have been so Incurred).

                                     * * *

                 (iii) Indebtedness Incurred to renew, extend, refund, restate, replace, refinance, substitute, restructure, supplement, amend or modify any outstanding Indebtedness; provided, however, that such Indebtedness does not exceed the principal amount of Indebtedness so renewed, refunded, extended, restated, replaced, refinanced, substituted, restructured, supplemented, amended or modified plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; and provided, however, that Indebtedness the proceeds of which are used to refinance or refund Indebtedness which is pari passu to the Securities or Indebtedness which is subordinate in right of payment to the Securities shall only be permitted if (A) in the case of any refinancing or refunding of Indebtedness which is pari passu to the Securities, the refinancing or refunding Indebtedness is made pari passu to the Securities or subordinated to the Securities, (B) in the case of any refinancing or refunding of Indebtedness which is subordinated to the Securities, the refinancing or refunding is made subordinate to the Securities at least to the same extent as the Indebtedness being refinanced, and (C) in the case of any refinancing of pari passu or subordinate Indebtedness, other than any such Indebtedness Incurred pursuant to Clause (i) of Section 1009, such refinancing Indebtedness does not have an Average Life less than the Average Life of the





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         Indebtedness being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness being refinanced;

2.       SECTION 1010.    Limitation on Restricted Subsidiary Indebtedness and
                          Preferred Stock.

                 Clauses (1) and (6) of Section 1010 of the Indenture are amended as follows and the remaining portions of Section 1010 shall remain unchanged:

                 (1) Guarantees by Subsidiary Guarantors of (a) the Securities, (b) Indebtedness Incurred pursuant to Clause (i) of
         Section 1009, (c) Indebtedness Incurred pursuant to the first paragraph of Section 1009 in a maximum amount outstanding not in excess of $58,250,000 minus (i) Indebtedness referred to in the immediately preceding subclause (b) and (ii) principal payments irrevocably and indefeasibly made in respect of Indebtedness incurred after June 30, 1996 and guaranteed pursuant to this subclause (c) and
         (d) obligations under any Interest Rate Protection Agreement (as defined in the Bank Credit Agreement).

                                     * * *

                 (6) Indebtedness or Preferred Stock that is exchanged for, or the proceeds of which are used to refinance or refund, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to Clauses (2), (4) and (5) of this Section 1010, and Guarantees by Subsidiary Guarantors of Indebtedness that is exchanged for, or the proceeds of which are used to refinance or refund, (A) any Indebtedness referred to in Clause (1) of this Section 1010 or (B) any Indebtedness Incurred pursuant to Clause (iii) of Section 1009 in respect of any Indebtedness referred to in such Clause (1) in each case with respect to Indebtedness or Preferred Stock in an aggregate principal amount not to exceed the principal amount of the Indebtedness, in the case of Indebtedness, or the liquidation preference of the Preferred Stock, in the case of Preferred Stock, plus the amount of any premium required to be paid in connection with such refinancing or refunding pursuant to the terms of the Indebtedness or Preferred Stock refinanced or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing or refunding by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the Restricted Subsidiary incurred in connection with such refinancing or refunding; provided, however, that in the case of any refinancing of Preferred Stock, such Preferred Stock is exchanged for or refinanced with Preferred Stock; provided, further, that such Indebtedness, other than any such Indebtedness Incurred pursuant to
         (y) subclause (A) of this Clause 6 in respect of Indebtedness referred to in subclause (b) of Clause 1 of this Section 1010 and (z)





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         subclause (B) of this Clause 6, or Preferred Stock does not have an
         Average Life less than the Average Life of the Indebtedness or Preferred Stock being refinanced and does not have a final scheduled maturity earlier than the final scheduled maturity, or permit redemption at the option of the holder earlier than the earliest date of redemption at the option of the holder, of the Indebtedness or Preferred Stock being refinanced;

3.       SECTION 1012.    Limitation on Liens.

                 Clause (a)(1) of Section 1012 of the Indenture is amended as follows and the remaining portions of Section 1012 shall remain unchanged:

                 (1) Liens with respect to Collateral required to be pledged pursuant to the Pledge Agreement and securing (a) Indebtedness Incurred pursuant to Clause (i) of Section 1009, (b) Indebtedness Incurred pursuant to the first paragraph of Section 1009 in a maximum amount outstanding not in excess of $58,250,000 minus (i) Indebtedness referred to in the immediately preceding subclause (a) and (ii) principal payments irrevocably and indefeasibly made in respect of Indebtedness secured by Liens Incurred pursuant to this subclause (b) after June 30, 1996 and (c) obligations in respect of any Interest Rate Protection Agreement (as defined in the Bank Credit Agreement);

4.       SECTION 101.     Definitions.

         The following definitions in Section 101 of the Indenture are amended as indicated and the remaining definitions shall remain unchanged:

                 "Bank Credit Agreement" means the Credit Agreement dated as of May 19, 1993 and entered into by and among the Company, the Subsidiary Guarantors, certain financial institutions parties thereto and The Chase Manhattan Bank (National Association), as Agent Bank (the "Agent Bank") and any credit or loan agreement which may be entered into subsequent to the date of such Credit Agreement from time to time by and among the Company, the Subsidiary Guarantors and any financial institution or institutions and Agent Bank, or different lenders and a different agent for any purpose including, without limitation, the refinancing or replacement of the full amount, or any portion, of the credit (including unfunded commitments) extended under such Credit Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as the same may be amended, modified, supplemented, renewed, extended or restated from time to time.

                 "Bank Obligations" means the obligations of the Company under a Bank Credit Agreement.





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         5.      Miscellaneous

                 (a) This First Supplemental Indenture is expressly made supplemental to and shall form a part of the Indenture and is made subject to all of the conditions, covenants and warranties contained in the Original Indenture, as supplemented hereby.

                 (b) All of the provisions of this First Supplemental Indenture shall bind and inure to the benefit of the successors and assigns of the Company, the Subsidiary Guarantors and the Trustee.

                 (c) The First Supplemental Indenture may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this First Supplemental Indenture by signing any such counterpart.
         IN WITNESS WHEREOF, the parties have each caused this First Supplemental Indenture to be duly executed and attested by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          LAMAR ADVERTISING COMPANY


                                          By:
                                             ------------------------------
                                             (Title)

Attest:
       ------------------------------




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                                     THE LAMAR CORPORATION
                                     INTERSTATE LOGOS,  INC.
                                     LAMAR ADVERTISING OF COLORADO
                                      SPRINGS, INC.
                                     LAMAR ADVERTISING OF JACKSON,INC.
                                     LAMAR ADVERTISING OF MOBILE, INC.
                                     LAMAR ADVERTISING OF
                                      SOUTH GEORGIA, INC.
                                     LAMAR ADVERTISING OF
                                      SOUTH MISSISSIPPI, INC.
                                     TLC PROPERTIES, INC.
                                     MISSOURI LOGOS, INC.
                                     NEBRASKA LOGOS, INC.
                                     OKLAHOMA LOGO SIGNS, INC.
                                     UTAH LOGOS, INC.
                                     OHIO LOGOS, INC.
                                     TEXAS LOGOS, INC.
                                     MISSISSIPPI LOGOS, INC.
                                     LAMAR TEXAS GENERAL
                                      PARTNER, INC.
                                     LAMAR TENNESSEE
                                      LIMITED PARTNER, INC.
                                     LAMAR TEXAS LIMITED
                                      PARTNER, INC.
                                     LAMAR TENNESSEE
                                      LIMITED PARTNERSHIP
                                     GEORGIA LOGOS, INC.
                                     NEW JERSEY LOGOS, INC.
                                     SOUTH CAROLINA LOGOS, INC.
                                     VIRGINIA LOGOS, INC.
                                     LAMAR TENNESSEE LIMITED
                                      PARTNERSHIP, INC.
                                     MICHIGAN LOGOS, INC.
                                     LAMAR PENSACOLA TRANSIT, INC.


                                     Each as a Subsidiary Guarantor


                                     By:
                                        ------------------------------
                                        (Title)


Attest:


- ------------------------------





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                                       MINNESOTA LOGOS, a Partnership


                                       By: Minnesota Logos, Inc., its
                                           General Partner


                                       By:
                                          ------------------------------
                                          (Title)

Attest:


- ------------------------------

                                       LAMAR TENNESSEE LIMITED
                                       PARTNERSHIP


                                       By: Lamar Tennessee Limited
                                           Partner, Inc.,
                                           its General Partner



                                       By:
                                          ------------------------------
                                          (Title)

Attest:


- ------------------------------


                                       LAMAR TENNESSEE LIMITED
                                       PARTNERSHIP II


                                       By: Lamar Tennessee Limited
                                           Partnership, Inc., its
                                           General Partner


                                       By:
                                          ------------------------------
                                          (Title)

Attest:


- ------------------------------





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                                         LAMAR TEXAS LIMITED PARTNERSHIP


                                         By: Lamar Texas General Partner, Inc.
                                             its General Partner


                                         By:
                                            ------------------------------
                                            (Title)

Attest:


- ------------------------------

                                         STATE STREET BANK AND
                                          TRUST COMPANY, as Trustee



                                         By:
                                            ------------------------------
                                            (Title)
Attest:


- ------------------------------





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